EXHIBIT 10.65
CUISINE SOLUTIONS, INC.
SUMMARY OF CHAIRMAN COMPENSATION ARRANGEMENT
As of November 10, 2006, the Board of Directors of Cuisine Solutions, Inc. (the “Company”) approved, upon the recommendation of the Compensation Committee, the compensation of the Company’s Chairman of the Board through the payment of a monthly retainer of $10,000 per month for his duties as the Chairman, and the continuation of the Chairman’s per diem in the amount of $500 per day for the time that he is in the U.S. working on Company business.

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